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                                                                    Exhibit 23.2

Consent of Independent Accountants

As independent public accountants, we consent to the incorporation by reference in this registration statement on Form S-3, of our report dated March 1, 2001, included in ProLogis Trust's Form 10-KA for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

KPMG LLP
Stockholm, Sweden
April 12, 2002